SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
APRIL 14, 2004

MAGUIRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-31717	04-3692625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 South Grand Avenue, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

213-626-3300
(Registrant’s telephone number, including area code)

ITEM 2. Acquisition of Assets
ITEM 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 2.1

ITEM 2.	Acquisition of Assets

     Acquisition of Park Place

     On April 14, 2004, Maguire Properties, L.P. (the “Operating Partnership”), the operating partnership subsidiary of the registrant, Maguire Properties, Inc., a real estate investment trust, completed the acquisition of Park Place in Orange County, California from Blackstone Real Estate Advisors (“Blackstone”). The Operating Partnership acquired the property through its wholly owned subsidiary, Maguire Properties — Park Place, LLC. The purchase price, which was determined through negotiations between the Operating Partnership and Blackstone, was approximately $260 million. The Operating Partnership funded the purchase price with cash on hand and the assumption of the existing mortgage and mezzanine financing of $164 million.

     Park Place is a major mixed-used office campus featured on 15 acres and comprised of one ten-story office tower, six four-story office buildings and a concourse building, located at the intersection of Jamboree Road and the San Diego Freeway (I-405) in the John Wayne Airport sub-market of Orange County, California. The property totals approximately 1.7 million square feet of office and retail space.

ITEM 7.	Financial Statements and Exhibits

Financial Statements

(a)	Financial Statements of business acquired.

Financial statements for Park Place will be filed by amendment as soon as practicable, but not later than June 28, 2004.

(b)	Pro forma financial information.

Pro forma financial information for Park Place will be filed by amendment as soon as practicable, but not later than June 28, 2004.

(c)	Exhibits

Exhibit No.
2.1	Agreement of Purchase and Sale between BRE/Park Place L.L.C. and Maguire Properties, L.P., dated as of February 6, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Dallas E. Lucas
Dallas E. Lucas
Executive Vice President and Chief Financial Officer

Dated: April 29, 2003